Exhibit 99.1
Aerie Pharmaceuticals Reports First Quarter 2019
Financial Results and Provides Business Update

Conference Call and Webcast Today, May 7th, at 5:00 p.m. ET
Durham, N.C. -- (BUSINESS WIRE) -- Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye, today reported financial results for the first quarter ended March 31, 2019, along with a general business update.
Aerie Highlights

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The Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005% U.S. commercial launch is underway with the sales force actively calling on 14,000 eye care professionals. Upon launch, Rocklatan® had 60% of commercial lives covered in non-preferred brand Tier 3.

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Rhopressa® (netarsudil ophthalmic solution) 0.02% generated first quarter net revenues on a U.S. GAAP (generally accepted accounting principles) basis of $10.9 million, equivalent to an average of $100 per bottle, lower than prior quarters as the result of a higher share of Medicare Part D business. First-quarter 2019 net revenues reflect a higher proportion of Medicare Part D rebates which are steeper than commercial rebates, along with the increased level of government-mandated donut hole funding in 2019 for Medicare Part D programs.

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Rhopressa® now has preferred brand Tier 2 market access for approximately 75% of lives covered under Medicare Part D plans. Rhopressa® also has approximately 90% of lives covered under commercial plans, including 55% in preferred brand Tier 2 and 35% in Tier 3.

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Rhopressa® shipments to wholesalers, and from wholesalers to pharmacies, have been achieving record levels in April and into May 2019. Rhopressa® sales out to pharmacies totaled over 10,500 bottles for the week ended May 3rd, compared to less than 9,600 bottles for the week ended March 29th.

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International expansion activities are progressing. The Rhopressa® Phase 2 clinical trial in Japan commenced in March 2019 in preparation for subsequent Phase 3 registration trials in Japan. The Rocklatan® Mercury 3 Phase 3 clinical trial continues to progress in Europe.

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Aerie’s retina program continues to advance with the IND (Investigational New Drug application) for AR-13503 (Rho kinase and Protein kinase C inhibitor implant) accepted by the FDA (the U.S. Food and Drug Administration) in April 2019. Clinical trials for this product candidate are expected to commence in the second quarter of 2019 for wet age-related macular degeneration and DME (diabetic macular edema). The AR-1105 (dexamethasone steroid implant) Phase 2 clinical trial commenced in March 2019 for macular edema due to RVO (retinal vein occlusion). Safety and efficacy data for AR-1105 will be evaluated at six months after dosing.

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Net cash burn for the three months ended March 31, 2019 was approximately $54 million, and cash and cash equivalents were $148.9 million as of March 31, 2019. In addition, with the $200 million in undrawn credit facility capacity available, total liquidity was approximately $350 million at March 31, 2019. Shares outstanding at March 31, 2019 totaled 45.9 million.

•	Aerie reiterated that it expects full-year 2019 net revenues in the range of $110 million to $120 million on a U.S. GAAP basis for the combined net revenues for Rhopressa® and Rocklatan®.

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Aerie also reiterated its net cash burn guidance for full-year 2019 in the range of $130 million to $140 million. This range includes the gross cash burn guidance of $210 million to $220 million, partially offset by estimated full-year 2019 revenue-related net cash inflows of $80 million, which includes accounts receivable collections and rebate payments.

“We are now uniquely positioned with two very exciting glaucoma products in the market. With the recent significant gains in Rhopressa® market access for the Medicare Part D population, we are proud to report that within only one year of launch we were able to achieve extensive coverage both for Medicare Part D and commercially insured lives, which we believe will further stimulate future volume gains. Though just launched, we are seeing strong physician interest in Rocklatan®, and we believe, based on its demonstrated superiority to market-leading latanoprost in clinical trials, that Rocklatan® will generate a significant presence in the U.S. market for years to come. Rocklatan® is the first and only fixed-dose combination product in the United States for the reduction of intraocular pressure that includes a prostaglandin, and the only fixed-dose combination product available in the United States that is dosed once daily. Further, we continue to make excellent progress with our expansion efforts in Europe and Japan and are delighted that by the middle of 2019, we will have our two retinal implant product candidates in the clinic,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “We currently have the highest level of financial liquidity in Aerie history, at approximately $350 million. Based on our current estimates, this is more than we will need to get to break-even and provides us the flexibility to continue to support the growth of our pipeline.”
First Quarter 2019 Financial Results
As of March 31, 2019, Aerie had cash and cash equivalents of $148.9 million. For the first quarter ended March 31, 2019, Aerie reported net product revenues of $10.9 million related to sales of Rhopressa®, which was launched in the United States on April 30, 2018. Aerie reported a U.S. GAAP net loss of $48.0 million, or $1.06 loss per share, for the first quarter of 2019, compared to a net loss of $40.7 million and $1.05 loss per share for the first quarter of 2018. The weighted average number of shares outstanding utilized in the calculation of net loss per share was 45,270,660 and 38,598,827 for the first quarters of 2019 and 2018, respectively. Total shares outstanding as of March 31, 2019 were 45,921,976.
The $48.0 million net loss for the first quarter of 2019 is primarily comprised of $10.5 million of gross profit and $58.6 million in total operating expenses, including $36.3 million in selling, general and administrative expenses, $4.5 million in pre-approval commercial manufacturing expenses and $17.9 million in research and development expenses. Excluding $12.6 million of stock-based compensation expense, adjusted total operating expenses for the first quarter of 2019 were $46.0 million, with adjusted selling, general and administrative expenses of $27.2 million, adjusted pre-approval commercial manufacturing expenses of $3.6 million and adjusted research and development expenses of $15.2 million. Total adjusted net loss for the first quarter of 2019 was $35.3 million, and adjusted net loss per share was $0.78.
The $40.7 million net loss for the first quarter of 2018 is primarily comprised of $40.8 million in total operating expenses, including $22.9 million in selling, general and administrative expenses, $4.9 million in pre-approval commercial manufacturing expenses and $13.0 million in research and development expenses. Excluding $8.7 million of stock-based compensation expense, adjusted total operating expenses for the first quarter of 2018 were $32.1 million, with adjusted selling, general and administrative expenses of $16.7 million, adjusted pre-commercial manufacturing expenses of $4.4 million and adjusted research and development expenses of $10.9 million. Total adjusted net loss for the first quarter of 2018 was $32.1 million, and adjusted net loss per share was $0.83.
Conference Call / Webcast Information
Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting the Company's website at http://investors.aeriepharma.com. Please connect to the Company's website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 6786103. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 6786103. The telephone replay will be available until May 15, 2019.
About Aerie Pharmaceuticals, Inc.
Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, has been approved by the FDA and was launched in the United States in the second quarter of 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and Rocklatan® or any future product candidates, including the timing, cost or other aspects of the commercial launch of Rhopressa® and Rocklatan® or any future product candidates; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States or additional indications, and any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials, such as statements in this press release regarding any expected clinical trials for AR-1105 or AR-13503 and the results of such clinical trials; our guidance for full-year 2019; our estimates regarding expected net revenues, expected cash burn, anticipated capital requirements and our needs for additional financing; our expectations regarding the effectiveness of Rhopressa®, Rocklatan® or any future product candidates; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa®, Rocklatan® or any future product candidates; the potential advantages of Rhopressa® and Rocklatan® or any future product candidates; our plans to pursue development of additional product candidates and technologies within and beyond ophthalmology; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® and Rocklatan® do not constitute FDA approval of AR-1105, AR-13503 or any future product candidates, and there can be no assurance that we will receive FDA approval for AR-1105, AR-13503 or any future product candidates. FDA approval of Rhopressa® and Rocklatan® also do not constitute regulatory approval of Rhopressa® and Rocklatan® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan® in jurisdictions outside the United States. In addition, the acceptance of the INDs by the FDA for AR-1105 and AR-13503 does not constitute FDA approval of AR-1105 or AR-13503 and the outcome of later clinical trials for AR-1105 or AR-13503 may not be sufficient to submit an NDA with the FDA or to receive FDA approval. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted total operating expenses, adjusted research and development expenses, adjusted selling, general and administrative expenses, and adjusted net loss per share. For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share” tables in this press release.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	MARCH 31, 2019	DECEMBER 31, 2018
Assets
Current assets
Cash and cash equivalents	$148,868	$202,818
Accounts receivable, net	14,758	2,715
Inventory	10,192	10,112
Prepaid expenses and other current assets	6,499	4,530
Total current assets	180,317	220,175
Property, plant and equipment, net	62,982	60,525
Operating lease right-of-use assets	16,394	—
Other assets	3,357	4,344
Total assets	$263,050	$285,044

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,121	$12,403
Accrued expenses and other current liabilities	35,810	38,381
Operating lease liabilities	5,032	—
Total current liabilities	51,963	50,784
Long-term operating lease liabilities	12,044	—
Other non-current liabilities	6,893	6,454
Total liabilities	70,900	57,238
Stockholders' equity
Common stock	46	45
Additional paid-in capital	936,474	924,180
Accumulated deficit	(744,370)	(696,419)
Total stockholders’ equity	192,150	227,806
Total liabilities and stockholders’ equity	$263,050	$285,044

AERIE PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED MARCH 31,
	2019	2018
Product revenues, net	$10,852	$—
Total revenues, net	10,852	—
Costs and expenses:
Cost of goods sold	381	—
Selling, general and administrative	36,282	22,930
Pre-approval commercial manufacturing	4,457	4,893
Research and development	17,884	12,972
Total costs and expenses	59,004	40,795
Loss from operations	(48,152)	(40,795)
Other income (expense), net	111	96
Loss before income taxes	(48,041)	(40,699)
Income tax benefit	(90)	—
Net loss	$(47,951)	$(40,699)
Net loss per common share—basic and diluted	$(1.06)	$(1.05)
Weighted average number of common shares outstanding—basic and diluted	45,270,660	38,598,827

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

	THREE MONTHS ENDED MARCH 31,
	2019	2018
Net loss (GAAP)	$(47,951)	$(40,699)
Add-back: stock-based compensation expense	12,620	8,719
Adjusted Net loss	$(35,331)	$(31,980)

Selling, general and administrative expenses (GAAP)	$36,282	$22,930
Less: stock-based compensation expense	(9,121)	(6,214)
Adjusted selling, general and administrative expenses	$27,161	$16,716

Pre-approval commercial manufacturing expenses (GAAP)	$4,457	$4,893
Less: stock-based compensation expense	(849)	(470)
Adjusted pre-approval commercial manufacturing expenses	$3,608	$4,423

Research and development expenses (GAAP)	$17,884	$12,972
Less: stock-based compensation expense	(2,650)	(2,035)
Adjusted research and development expenses	$15,234	$10,937

Total operating expenses (GAAP)	$58,623	$40,795
Less: stock-based compensation expense	(12,620)	(8,719)
Adjusted total operating expenses	$46,003	$32,076

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2019	2018
Net loss per common share—basic and diluted (GAAP)	$(1.06)	$(1.05)
Add-back: stock-based compensation expense	0.28	0.22
Adjusted Net loss per share—basic and diluted	$(0.78)	$(0.83)
Weighted average number of common shares outstanding—basic and diluted	45,270,660	38,598,827

Contacts
Aerie Pharmaceuticals
Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com
Investors: Ami Bavishi 908-947-3949; abavishi@aeriepharma.com